Exhibit T3F

Cross reference sheet showing the location in the New Note Indenture of the provisions therein pursuant to Section 310 through 318(a), inclusive, of the Trust Indenture Act.

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10

(a)(2)	7.10

(a)(3)	N.A.

(a)(4)	N.A.

(a)(5)	7.10

(b)	7.10

(c)	N.A.

311(a)	7.11

(b)	7.11

(c)	N.A.

312(a)	2.05

(b)	11.03

(c)	11.03

313(a)	7.06, 11.03

(b)(1)	11.05

(b)(2)	7.06, 7.07

(c)	7.06, 11.02

(d)	7.06

314(a)	7.06, 11.05

(b)	11.05

(c)(1)	11.04

(c)(2)	11.04

(c)(3)	N.A.

(d)	11.05

(e)	11.05

(f)	N.A.

315(a)	N.A.

(b)	7.05

(c)	7.01

(d)	7.01

(e)	6.11

316(a) (last sentence)	2.09

(a)(1)(A)	6.05

(a)(1)(B)	6.04

(a)(2)	N.A.

(b)	9.02

(c)	N.A

317(a)(1)	6.08

(a)(2)	6.09

(b)	2.04

318(a)	N.A.

(b)	N.A.

(c)	11.01

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